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                                                                   EXHIBIT 99.1

[DEXTERITY SURGICAL, INC. LETTERHEAD]



FOR:              DEXTERITY SURGICAL, INC.
NASDAQ:           DEXT
CONTACT:          Randall K. Boatright
                  Executive Vice President and Chief Financial Officer
                  (210) 495-8787
                  Email: rboatright@dexteritysurgical.com

                             FOR IMMEDIATE RELEASE

                  DEXTERITY SIGNS EXCLUSIVE DISTRIBUTION AGREEMENT WITH WECK CLOSURE SYSTEMS(R) FOR PNEUMOSLEEVE(R) AND PROTRACTOR(R)


SAN ANTONIO, Texas (June 29, 2000) --- Dexterity Surgical, Inc. (NASDAQ:DEXT), announced today that it has signed an agreement under which Weck Closure Systems (WCS) will distribute Dexterity Surgical's PneumoSleeve(R) and Protractor(R) products in the United States. The agreement also covers international distribution, except in those areas for which Dexterity has signed previous exclusive sales and distribution agreements still in effect. Weck Closure Systems and Dexterity Surgical will continue as separate business entities.

Under the terms of the agreement, WCS, a unit of Teleflex Incorporated (NYSE, TFX) and Dexterity Surgical will combine elements of both sales forces under the umbrella of WCS. "The resulting organization will be predominantly exclusive, direct representatives," according to Tom McManus, Vice President of sales for WCS.

Richard Woodfield, President and CEO of Dexterity Surgical Inc., stated, "This agreement is a progressive move for Dexterity for several reasons. It allows Dexterity to utilize the scope and power of an established, successful worldwide sales force complimented by outstanding marketing synergies.
Weck's dominant sales force calls on surgeons of many specialties, specifically laparoscopic surgery, precisely the target market for our proprietary products the Pneumosleeve(R) and Protractor(R). Also, the Weck distribution agreement, combined with our reduced spending levels, will be the major catalyst in achieving profitability."

Weck Closure Systems(R) President Stephen Holmes further stated, "We are pleased to have the Pneumosleeve(R) and Protractor(R) as part of our product line, as they are perfect additions to our established dominance in ligation products for surgery. He added, " This is an extremely synergistic combination of sales resources and procedural focus. It couldn't be more timely, for both product lines."

DEXTERITY SURGICAL, INC. IS A LEADING DESIGNER, DEVELOPER AND DISTRIBUTOR OF DISPOSABLE AND REUSABLE DEVICES TARGETING THE MINIMALLY INVASIVE SURGICAL MARKETPLACE. THE COMPANY'S GOAL IS TO PROVIDE FOCUSED SEGMENTS OF THE MINIMALLY INVASIVE SURGICAL MARKETPLACE WITH PRODUCTS THAT ENHANCE PATIENT OUTCOME, INCREASE SURGICAL FLEXIBILITY AND REDUCE HEALTH CARE COSTS.

WECK CLOSURE SYSTEMS (WCS) IS THE LEADER IN MANUAL LIGATING CLIPS. THE WCS POSITION ENCOMPASSES SEVERAL METAL LIGATING CLIP LINES-HORIZON(R), HEMOCLIP PLUS, HEMOCLIP(R) TRADITIONAL AND ATRAUCLIP(R). WCS ALSO MANUFACTURES A LEADING SKIN STAPLER, TRADEMARKED VISISTAT(R), AS WELL AS OTHER WOUND CLOSURE AND RETRACTION PRODUCTS.


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      Certain statements contained herein are "forward-looking" statements
  (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in the Company's Registration Statement on Form
 S-3 filed on October 30, 1998, and the Company's annual and quarterly reports filed with the Securities and Exchange Commission.


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